SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K
                                 CURRENT REPORT
                                   Pursuant to
                              SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                             -----------------------

       Date of Report (Date of earliest event reported): October 22, 2003

                          PACIFIC FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

Washington                                  000-29829           91-1815009
(State or other jurisdiction            (SEC File Number)     (IRS Employer
of incorporation or organization)                            Identification No.)



                             300 East Market Street
                         Aberdeen, Washington 98520-5244
                                 (360) 533-8870
              (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

Item 5.  Other Events

          On October 22, 2003, Pacific Financial Corporation ("Pacific") and BNW Bancorp, Inc. ("BNW"), the holding company for Bank NorthWest headquartered in Bellingham, Washington, announced that they had entered into an Agreement and Plan of Merger (the "Agreement"). Under the terms of the Agreement, BNW will merge with and into Pacific and Bank NorthWest will merge with and into Pacific's banking subsidiary, the Bank of the Pacific.

          In the merger, shareholders of BNW will be entitled to receive, in exchange for each share of BNW common stock held, 0.85 shares of Pacific common stock. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.

          Consummation of the acquisition is subject to several conditions, including applicable regulatory approvals and approval by the shareholders of BNW and Pacific. For information regarding the transaction, reference is made to the Agreement and to the joint press release of BNW and Pacific dated October 22, 2003, which are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) The following exhibits are filed with this report:

99.1 Agreement and Plan of Merger dated as of October 22, 2003.
99.2 Joint press release of BNW and Pacific dated October 22, 2003.



                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          PACIFIC FINANCIAL CORPORATION


DATED:  October 22, 2003                  By:   /s/ John Van Dijk
                                                ---------------------------
                                                John Van Dijk
                                                Executive Vice President
                                                and Chief Financial Officer